Exhibit 10.24

Beijing CH-AUTOTechnology Co.,Ltd.

Capital increase agreement

The Capital Increase Agreement of Beijing CH-AUTO Technology Co.,Ltd. (hereinafter referred to as the “Agreement”) is signed by the following parties on June 2, 2023 (hereinafter referred to as the “Signing Date”) in Beijing, China:

1.	China Bridge Capital Limited., a limited company legally established and validly existing under the laws of the PRC, whose residence is S125, 1st Floor, Building 1, No. 50 Liangmaqiao Road, Chaoyang District, Beijing, and whose legal representative is Wu Jianying (the “Investor”);

2.	STEADY AXIS LIMITED, a company legally established and validly subsisting under the laws of the British Virgin Islands, Whose domicile is Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands VG1110 (“ STEADY AXIS ”);

3.	NextG Tech Limited, a company legally established and validly existing under the laws of the Cayman Islands, Of its residence at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. (“ NextG Tech “);

4.	CH AUTO Inc., a company legally established and validly existing under the laws of the Cayman Islands, whose domicile is 6F, Building C Shunyi District, Beijing 101200 China (“ Cayman CH-AUTO”);

5.	Qiantu Motor USA Inc., a company with limited liability legally established and validly existing under the laws of the State of California, United States of America, with its domiciliary at 1405 Pioneerstreet, Brea CA, USA (“Qiantu Motor USA ”);

and

6.	Beijing CH-AUTO Technology Co.,Ltd., a limited company legally established and validly existing under the laws of the People’s Republic of China, whose residence is Building 4, Yard 1, Shijun North Street, Renhe Town, Shunyi District, Beijing, and whose legal representative is Lu Qun (the “Company” or ” CH-AUTO”).

(For the purpose hereof, the Investor, STEADY AXIS, NextG Tech, Cayman CH-AUTO, Qiantu Motor USA and Company are hereinafter referred to individually as a “Party” and collectively as the “Parties”)

Whereas:

1. The investor is a limited company lawfully established and validly existing in the PRC.

2. Beijing CH-AUTO TechnologyCo.,Ltd. is a joint stock limited company legally established and validly existing in the PRC, and its main business is the design of traditional vehicles, new energy vehicles and military vehicles and the research and development, production and sales of electric vehicles; As of the signing date, the registered capital of the company is RMB 947,449,600.

3. STEADY AXIS and NextG Tech are the overseas connected entities of the Investor.

4. On February 25, 2022, STEADY AXIS,Qiantu Motor USA and Lu Qun signed the Loan Agreement between STEADY AXIS LIMITED and Qiantu Motor USA Inc., and STEADY AXIS LIMITED and Qiantu Motor USA Inc.’s Loan Agreement (II) (the two Loan Agreements collectively referred to as the ” Qiantu Motor USA Loan Agreement”), which provides that STEADY AXIS will provide two loans to Qiantu Motor USA in the amount of US $1.5 million each (US $3 million in total), which will be repayable by conversion into shares of the Company; As of the signing date,Qiantu Motor USA has received the aforementioned US $3 million loan (the “Offshore Loan I”).

5. On February 17, 2023, NextG Tech, Xingen Capital, CH-AUTO, Luqun and Cayman CH-AUTO signed the “Convertible Bond Investment Agreement between NextG Tech Limited and China Bridge Capital Limited.,Beijing CH-AUTO TechnologyCo.,Ltd., Luqun and CH AUTO Inc.” (the “Convertible Bond Investment Agreement”), Agreed that NextG Tech will provide a total of US $5.9 million of borrowings to Cayman CH-AUTO, which will be repayable by conversion into shares of Cayman CH-AUTO; As of the signing date, Cayman CH-AUTO has so far received US $1.5 million (hereinafter referred to as the “Offshore Loan II”).

6. The Company and Cayman CH-AUTO intend to settle the above borrowings, totalling US $4.5 million, from STEADY AXIS and NextG Tech through the debt-for-equity swap arrangement, as follows: Based on the Company’s Series T financing price (i.e. RMB 2.5 / share), To convert the aforementioned claims of US $3 million and US $1.5 million of STEADY AXIS and NextG Tech to Qiantu Motor USA and Cayman CH-AUTO respectively into 7,800,000 shares and 4,067,797 shares (11,867,797 shares in total) of the Company, And held by the Investor (provided that the Investor shall still pay a subscription consideration of RMB1 per share for the newly issued shares under the aforesaid conversion), And, upon completion of the red-chip restructuring of the Company by the parties in accordance with the relevant red-chip restructuring documents, by Cayman CH-AUTO to STEADY AXIS and/or NextG pursuant to the terms of its merger agreement with Mountain Crest Acquisition Corp. IV, a US-listed SPAC Tech or other third parties designated by the Investor to issue A specified number of Class A Ordinary Shares.

7. The Investor hereby intends to subscribe for 11,867,797 shares of the Company at the price of RMB1 per share in accordance with the terms and conditions agreed herein, and the Company intends to accept the Investor’s subscription for such shares (the “Capital Increase”).

Therefore, in order to clarify the rights and obligations of the parties to this capital increase and related matters, the parties, in accordance with the provisions of the Company Law of the People’s Republic of China and other relevant laws and regulations, and on the principle of equality and mutual benefit, enter into the following agreement on the basis of friendly negotiation for mutual observance:

1. The capital increase

Subject to the terms and conditions set forth herein, the Investor agrees to subscribe for 11,867,797 additional shares (the “Subscription Shares”) issued by the Company for RMB 11,867,797 (the “Subscription Shares”), and the Company agrees to subscribe for such shares, and the subscription shall be fully credited to the registered capital of the Company.

2. Delivery

1. Payment of share subscription

The Investor shall make a lump sum payment of the Share Subscription payment to the following account of the Company before July 30, 2023 or such other time as may be otherwise agreed by the Investor and the Company:

Account Name: [QT Finance Leasing (Tianjin) Co., LTD.]

Bank Name: [Beijing Shunyi Sub-branch of Bank of Ningbo]

Account number: [77090122000077849]

2. Delivery

The Company shall, within three (3) business days after the date of signing (the “Closing Date”), deliver the following documents (the “Closing Delivery Documents”) to the Investor:

(1)	The shareholding certificate of the investor, which shall state the name of the Company, the date of establishment of the Company, the registered capital of the Company, the name of the investor, the number of shares held, the date of capital contribution, the number of capital contribution certificate and the date of issue, etc., and shall be signed by the legal representative and affixed with the official seal of the Company;

(2)	The register of shareholders, the register of shareholders shall state the name or title and address of the shareholders, the number of shares held by the shareholders and the number of the shareholding certificate, which shall be kept by the board of directors after being signed by the legal representative and affixed with the official seal of the Company, and a copy affixed with the official seal of the Company shall be provided to the investors.

3. Industrial and commercial change procedures

The Company shall, within a reasonable period after the Closing date, complete all government filings, registrations, approvals, applications and assessments required by the competent authorities in relation to this Capital Increase, including but not limited to the industrial and commercial change registration procedures in relation to this Capital Increase. The Investor shall provide necessary assistance and cooperation to the Company in handling matters related to the capital increase, and provide documents and materials that should be provided by the Investor in accordance with the law.

4. Overseas debt exemption

After the parties have completed the red-chip restructuring of the Company in accordance with the relevant red-chip restructuring documents, Cayman CH-AUTO in accordance with the provisions of the merger agreement signed between it and Mountain Crest Acquisition Corp. IV, a listed SPAC in the United States, By issuing A specified number of Class A Ordinary Shares to STEADY AXIS and/or NextG Tech or other third parties designated by the Investor, STEADY AXIS hereby agrees to releaseQiantu Motor USA from its obligation to repay the Foreign borrowings I, and NextG Tech hereby agrees, To waive Cayman Huaguan’s obligation to repay Foreign Borrowings II.

3. Shareholders’ equity

As of the closing date, the investor shall, in accordance with the provisions of laws and regulations, the Articles of Association and this Agreement, enjoy the shareholder rights and assume the corresponding shareholder obligations according to the proportion of shares held by the investor in the Company.

4. Representations, warranties and undertakings

(I) The Company, Cayman CH-AUTOandQiantu Motor USA hereby make the following representations, warranties and undertakings:

1. Its execution and performance of this Agreement shall not violate any binding contract or agreement it has entered into with any third party prior to the execution of this Agreement, nor shall it contravene, violate or contravene its Articles of Association or any laws and regulations or the provisions of any government agency or authority;

2. It has obtained all consents, approvals and authorizations necessary for the effective execution of this Agreement and all contracts and documents to which it is a party referred herein and for the compliance and performance of its obligations under this Agreement and such other contracts and documents.

(II) The Investor hereby makes the following representations, warranties and undertakings:

1. The execution and performance of this Agreement by the Investor shall not violate any binding contract or agreement it has entered into with any third party prior to the execution of this Agreement, nor shall it conflict with, violate or violate its business license, Articles of association or any laws and regulations or provisions of any government agency or authority;

2. The source of funds used by it to pay the capital increase price is lawful;

3. It has obtained all consents, approvals and authorizations necessary for the effective execution of this Agreement and all contracts and documents to which it is a party and for the compliance and performance of its obligations under this Agreement and the other contracts and documents mentioned above.

(III) STEADY AXIS and NextG Tech hereby make the following representations, warranties and undertakings, respectively:

1. Its execution and performance of this Agreement shall not be in breach of any binding contract or agreement which it has entered into with any third party prior to the execution of this Agreement, nor shall it contravene, violate or be contrary to its Articles of Association or any laws and regulations or the provisions of any government agency or authority;

2. It has obtained all consents, approvals and authorizations necessary for the effective execution of this Agreement and all contracts and documents to which it is a party referred herein and for the compliance and performance of its obligations under this Agreement and other contracts and documents mentioned above.

5. Confidentiality

1. The parties undertake: not to disclose any information about this Agreement and the respective Parties to any third party by any means, including orally or in writing, except as otherwise required by laws, regulations and normative documents or at the request of the relevant regulatory authorities; Any act contrary to the commitment shall be deemed as a breach of confidentiality obligation and shall bear the corresponding liability for breach of contract.

2. The confidentiality obligation under this Article shall not be terminated by either party’s failure to sign this Agreement, withdraw from this Agreement, breach of performance hereof or completion of performance hereof. Each party shall be liable for confidentiality until the confidential information is known to the public.

6. Validity of the Agreement

This Agreement shall be established upon confirmation by signature and official seal affixed to the legal representatives or authorized representatives of each party, and shall come into force upon approval by the general meeting of the Company.

7. Liability for breach of contract

Any failure or non-full performance or delay by either party to perform any of its obligations hereunder shall constitute a breach of contract and shall be liable for breach of contract and shall compensate the other party for all economic losses suffered thereby. If either party breaches its obligations hereunder or fails to make effective remedies within 30 days after written notice by the non-breaching party, the non-breaching party shall have the right to unilaterally terminate this Agreement immediately and the breaching party shall compensate the non-breaching party for all losses incurred thereby.

8. Force Majeure

1. Force majeure events refer to unforeseeable, unavoidable and unconquerable objective circumstances, including but not limited to earthquake, typhoon, flood, flood, explosion, strike, war, terrorist event, etc.

2. Failure of either party to perform this Agreement in part or in whole due to a force majeure event shall not be deemed to constitute a breach of contract. However, such party shall immediately notify the other party in writing and provide valid certificates of the occurrence of the force majeure event issued by relevant authorities within 20 days after the occurrence of the force majeure event. And it can be reasonably proved that the force majeure event is the direct cause for the failure of the party suffering from the force majeure event to perform this Agreement in part or in whole.

3. In the event that either party is affected by a force majeure event, the parties shall negotiate as soon as possible to determine a solution for the performance of this Agreement and use their reasonable efforts to reduce the adverse consequences caused by the force majeure event.

9. Governing law and dispute resolution

1. The conclusion, validity, interpretation, execution and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China.

2. All disputes arising out of or in connection with this Agreement shall be settled by the parties through friendly negotiation. If no settlement can be reached through negotiation, the disputes shall be submitted to Beijing Arbitration Commission for arbitration in Beijing.

10.  Notice and Service

Notice under this Agreement shall be sent by hand delivery, fax, registered mail or other means agreed by the parties at the address and number set forth below, unless either party has notified the other parties in writing of its changed address and number. Notice shall be deemed to have been given 5 days after Posting if sent by registered mail, or the next day after sending if sent by hand or facsimile. If the notice is sent by fax, the original notice shall be delivered to the other party by registered mail or by hand immediately after it is sent.

Contact details for the Investor, STEADY AXIS and NextG Tech:

Address:

Contact person:

Telephone:

The company’s contact information:

Address: Block c, Shunke Building, Shunyi District, Beijing

Contact person: Liao Yuanyuan

Tel: 18511982253

Contact details for Cayman CH-AUTO:

Address: Block c, Shunke Building, Shunyi District, Beijing

Contact person: Liao Yuanyuan

Tel: 18511982253

Contact information for Qiantu Motor USA:

Address: Block c, Shunke Building, Shunyi District, Beijing

Contact person: Liao Yuanyuan

Tel: 18511982253

11. Others

1. For matters not covered herein or related amendments, the parties hereto may enter into a supplementary agreement through negotiation, which shall have the same legal effect as this Agreement.

2. This Agreement is written in Chinese in six (6) originals, with each party holding one (1) copy and each copy having the same legal effect.

(No text below)

(This page is the signature page of “Beijing CH-AUTOTechnologyCo.,Ltd. Capital Increase Agreement” without text)

China Bridge Capital Limited. (seal)

Legal representative/Authorized representative (signature) :

STEADY AXIS LIMITED

Legal representative/Authorized Representative (signature) :

NextG Tech Limited

Legal representative/Authorized Representative (signature) :

签章页

(This page is the signature page of “Capital Increase Agreement of Beijing CH-AUTO TechnologyCo.,Ltd.” without text.)

CH AUTO Inc.

Legal representative/Authorized Representative (signature) :

Qiantu Motor USA Inc.

Legal representative/Authorized Representative (signature) :

Beijing CH-AUTO TechnologyCo.,Ltd. (seal)

Legal representative/Authorized representative (signature) :

签章页